SUB-ITEM 77D

MFS Growth Opportunities Fund (the "Fund") added disclosure with respect to investing in large cap companies, as described in the prospectus, and investing in short sales, as described in the statement of additional information. The prospectus and statement of additional information are contained in the Fund's Post-Effective Amendment No. 43 to the Registration Statement (File Nos.2-36431 and 811-2032), as filed with the Securities and Exchange Commission via EDGAR on April 30, 2003, under Rule485 under the Securities Act of 1933. Such descriptions are incorporated herein by reference.